Exhibit 99.1

NVR, INC. APPOINTS NEW MEMBER TO BOARD OF DIRECTORS

July 1, 2025, Reston, VA—NVR, Inc. (NYSE: NVR) announced today that Michael J. DeVito has been appointed to its Board of Directors as an independent director effective July 1, 2025.

Mr. DeVito was the Chief Executive Officer and an Executive Director of Federal Home Loan Mortgage Corporation (Freddie Mac), one of the largest providers of mortgage financing in the country, from 2021 to 2024. Prior to working for Freddie Mac, Mr. DeVito worked for twenty-four years at Wells Fargo & Company in various home lending senior management positions of increasing responsibility. The last position Mr. DeVito held was Executive Vice President and Head of Home Lending.

About NVR

NVR, Inc. operates in two business segments: homebuilding and mortgage banking. The homebuilding segment sells and builds homes under the Ryan Homes, NVHomes, and Heartland Homes trade names, and operates in thirty-six metropolitan areas in sixteen states and Washington, D.C. For more information about NVR, Inc. and its brands, see www.nvrinc.com, www.ryanhomes.com, www.nvhomes.com and www.heartlandluxuryhomes.com.

Investor Relations Contact:
Ryan Sheplee
Office: (703) 956-4243
ir@nvrinc.com